Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2022 FIRST QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – May 10, 2022 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2022.

“Revenues increased by 10% during the first quarter of 2022, our second consecutive quarter of quarter-over-quarter revenue growth,” said Vincent J. Arnone, President and CEO. “Selling, general and administrative expenses declined slightly, our operating loss narrowed, and we ended the first quarter with $35.2 million in total cash and no debt. Our consolidated backlog at March 31, 2022 improved to $9.6 million from $9.1 million at December 31, 2021 and included $5.3 million of previously announced domestic and international Air Pollution Control awards. We continue to pursue a global sales pipeline of $50-75 million addressing emission protocols across a variety of fuel sources and are confident that total revenues for 2022 will show a modest improvement from 2021. We are also making substantive progress advancing towards the commercialization of our Dissolved Gas Infusion (DGITM) technology initiative to address the water pollution control and treatment market.”

Q1 2022 Consolidated Results Overview

Consolidated revenues for the first quarter ended March 31, 2022 (“Q1 2022”) rose to $5.5 million from $5.0 million in the first quarter of 2021 (“Q1 2021”), reflecting a $1.3 million increase at APC, driven by the timing of project execution and new APC orders, partially offset by a $0.8 million decline in revenues at FUEL CHEM, due to decreased demand for power generation.

Gross margin for Q1 2022 was 41.4% of revenues compared to 46.9% of revenues in Q1 2021, reflecting lower gross profit margin at both operating segments.

SG&A expenses were stable at $3.1 million for the 2022 and 2021 periods.

Operating loss narrowed to $(1.0) million from an operating loss of $(1.2) million in Q1 2021, as higher revenues were offset by a decline in gross margin.

Net loss in Q1 2022 was $(1.0) million, or $(0.03) per share, compared to net income of $0.4 million, or $0.01 per share, in Q1 2021. Net income for Q1 2021 included $1.6 million in other income reflecting full forgiveness of the loan proceeds from the Paycheck Protection Program, established pursuant to the CARES Act.

Consolidated APC segment backlog at March 31, 2022 rose to $9.6 million from $9.1 million at December 31, 2021.

APC segment revenues rose to $2.2 million from $0.9 million in Q1 2021. APC gross margin in Q1 2022 was 35.2% compared to 41.5% in Q1 2021, due to a modification in product mix.

FUEL CHEM segment revenues were $3.3 million compared to $4.1 million in Q1 2021. Segment gross margin was 45.5% compared to 48.0% in Q1 2021, due to lower revenues and higher material, freight, and labor costs.

Adjusted EBITDA loss was $(0.9) million in Q1 2022 compared to Adjusted EBITDA loss of $(0.9) million in Q1 2021.

Financial Condition

At March 31, 2022, cash and cash equivalents were $34.2 million and restricted cash was $1.1 million. Stockholders’ Equity at March 31, 2022 was $45.1 million, or $1.49 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, May 11, 2022 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)(in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$34,174	$35,893
Restricted cash	1,066	891
Accounts receivable, net	4,795	3,259
Inventories, net	361	348
Prepaid expenses and other current assets	1,060	1,074
Total current assets	41,456	41,465
Property and equipment, net of accumulated depreciation of $18,325 and $18,243, respectively	4,554	4,609
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $355 and $341, respectively	448	448
Restricted cash	—	270
Right-of-use operating lease assets	210	242
Other assets	837	824
Total assets	$49,621	$49,974
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,240	$1,561
Accrued liabilities:
Operating lease liabilities - current	106	113
Employee compensation	637	688
Other accrued liabilities	999	861
Total current liabilities	3,982	3,223
Operating lease liabilities - non-current	98	122
Deferred income taxes, net	139	139
Other liabilities	269	290
Total liabilities	4,488	3,774
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,272,303 and 31,227,300 shares issued, and 30,296,297 and 30,263,791 shares outstanding, respectively	313	312
Additional paid-in capital	164,216	164,199
Accumulated deficit	(115,547)	(114,549)
Accumulated other comprehensive loss	(1,674)	(1,604)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,251)	(2,234)
Total stockholders’ equity	45,133	46,200
Total liabilities and stockholders’ equity	$49,621	$49,974

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended
	March 31,
	2022	2021
Revenues	$5,535	$5,033
Costs and expenses:
Cost of sales	3,245	2,675
Selling, general and administrative	3,054	3,100
Research and development	220	415
	6,519	6,190
Operating loss	(984)	(1,157)
Interest expense	(5)	(4)
Interest income	1	1
Other (expense) income, net	(10)	1,558
(Loss) income before income taxes	(998)	398
Income tax expense	—	—
Net (loss) income	$(998)	$398
Net (loss) income per common share:
Basic net (loss) income per common share	$(0.03)	$0.01
Diluted net (loss) income per common share	$(0.03)	$0.01
Weighted-average number of common shares outstanding:
Basic	30,267,000	27,510,000
Diluted	30,267,000	27,737,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Net (loss) income	$(998)	$398
Other comprehensive loss:
Foreign currency translation adjustments	(70)	(193)
Comprehensive (loss) income	$(1,068)	$205

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Operating Activities
Net (loss) income	$(998)	$398
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	94	168
Amortization	14	34
Loss on disposal of equipment	—	2
Provision for doubtful accounts, net of recoveries	(25)	47
Stock-based compensation, net of forfeitures	18	20
Gain of forgiveness on Paycheck Protection Plan Loan	—	(1,556)
Changes in operating assets and liabilities:
Accounts receivable	(1,520)	1,831
Inventories	(13)	(59)
Prepaid expenses, other current assets and other non-current assets	(3)	422
Accounts payable	682	(874)
Accrued liabilities and other non-current liabilities	5	(658)
Net cash used in operating activities	(1,746)	(225)
Investing Activities
Purchases of equipment and patents	(53)	(4)
Net cash used in investing activities	(53)	(4)
Financing Activities
Proceeds from sale of common stock issued in connection with private placement	—	25,812
Costs related to sale of common stock issued in connection with private placement	—	(1,783)
Taxes paid on behalf of equity award participants	(17)	(52)
Net cash (used in) provided by financing activities	(17)	23,977
Effect of exchange rate fluctuations on cash	2	(223)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,814)	23,525
Cash, cash equivalents, and restricted cash at beginning of period	37,054	12,606
Cash, cash equivalents and restricted cash at end of period	$35,240	$36,131

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(Unaudited)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$2,204	$3,331	$—	$5,535
Cost of sales	(1,429)	(1,816)	—	(3,245)
Gross margin	775	1,515	—	2,290
Selling, general and administrative	—	—	(3,054)	(3,054)
Research and development	—	—	(220)	(220)
Operating income (loss) from operations	$775	$1,515	$(3,274)	$(984)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$907	$4,126	$—	$5,033
Cost of sales	(531)	(2,144)	—	(2,675)
Gross margin	376	1,982	—	2,358
Selling, general and administrative	—	—	(3,100)	(3,100)
Research and development	—	—	(415)	(415)
Operating income (loss) from operations	$376	$1,982	$(3,515)	$(1,157)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(Unaudited)

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended
	March 31,
	2022	2021
Revenues:
United States	$3,688	$4,463
Foreign	1,847	570
	$5,535	$5,033

	March 31,	December 31,
	2022	2021
Assets:
United States	$46,142	$46,271
Foreign	3,479	3,703
	$49,621	$49,974

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net (Loss) Income	$(998)	$398
Interest expense, net	4	3
Depreciation expense	94	168
Amortization expense	14	34
EBITDA	(886)	603
Gain on forgiveness of Paycheck Protection Plan loan	--	(1,566)
Stock compensation expense	18	20
ADJUSTED EBITDA	$(868)	$(943)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.